UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 3, 2007

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Compensatory Arrangements of Certain Officers

On April 3, 2007, WCI Communities Inc. (the “Company”) entered into of a Severance and Non Solicitation Agreement (“Agreement”) with Paul Appolonia, Senior Vice President of Human Resources (“Executive”) responsible for recruitment, training and development, retention and compensation of the Company’s professionals and employees nation wide. The key provisions of the Agreement provide that: (1) if within twelve (12) months following a “Change in Control” (as defined in the Agreement) the Executive’s employment is terminated by the Company other than for “Cause” (as defined in the Agreement), or if within such twelve (12) month period Executive terminates his employment with the Company for “Good Reason” (as defined in the Agreement), then Executive will be entitled to receive severance equal to nine (9) months of Executive’s base salary, payable in nine (9) equal monthly installments, provided that for a period of twelve (12) months following his date of termination Executive does not breach his obligation not to solicit any person who was an employee of, or consultant to, the Company at any time within 3 months prior to termination, to accept employment with Executive or Executive’s new employer. It is a condition of payment of the severance that Executive executes a release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ James D. Cullen
Name: James D. Cullen
Title: Vice President

Date: April 3, 2007